Exhibit 3.14

RP ACQUISITION CORPORATION

BYLAWS

ARTICLE I

OFFICES

The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices at other places, within or without the State of Delaware, as the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.01. Place of Meetings. Meetings of the stockholders shall be held at such place, within or without the State of Delaware, as the Board of Directors designates.

Section 2.02. Annual Meeting. The annual meeting of the stockholders shall be held on such date and at such time as the Board of Directors designates. At each annual meeting the stockholders shall elect the members of the Board of Directors and transact such other business as is set forth in the written notice of the meeting or may be properly brought before the meeting.

Section 2.03. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of Delaware or the Certificate of Incorporation, may be called by the Chief Executive Officer, President or Chairman of the Board of Directors and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or of the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to be voted at the meeting. Such a request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be limited to the purpose or purposes set forth in the written notice of the meeting.

Section 2.04. Notice of Meetings; Adjournment. Written notice of each meeting of the stockholders, stating the place, date and time of the meeting, shall be given to each stockholder at least 10, but not more than 60, days before the meeting. Notice of any meeting shall state the purpose or purposes for which the meeting is called. When a meeting is adjourned to another place, date or time and the place, date and time of the adjourned meeting are announced at the meeting at which the adjournment is taken, written notice need not be given of the adjourned meeting unless the date thereof is more than 30 days after the date for which the meeting was originally noticed. At any adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 2.05. Quorum. The holders, present in person or represented by proxy, of a majority of the issued and outstanding shares of capital stock entitled to be voted at a meeting shall constitute a quorum for the transaction of business at the meeting. If less than a quorum is present, the holders of a majority of such shares whose holders are so present or represented may from time to time adjourn the meeting to another place, date or hour until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice except as required by law or by Section 2.04.

Section 2.06. Voting. When a quorum is present at a meeting of the stockholders, the vote of the holders of a majority of the shares of capital stock entitled to be voted whose holders are present in person or represented by proxy shall decide any question brought before the meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required. Each stockholder shall at a meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock entitled to be voted held by such stockholder. No proxy shall be valid after three years from its date unless the proxy specifically provides for a longer period. At a meeting of the stockholders, all questions relating to the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

Section 2.07. Presiding Officer of Meetings. The Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board, the President, shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board and the President, the presiding officer shall be elected by vote of the holders of a majority of the shares of capital stock entitled to be voted whose holders are present in person or represented by proxy at the meeting.

Section 2.08. Secretary of Meetings. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the presiding officer of the meeting shall appoint any other person to act as secretary of the meeting.

Section 2.09. Action in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which the holders of all shares entitled to be voted thereon were present and voted. Prompt notice of the taking of action without a meeting by less than unanimous consent shall be given to the stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01. Powers. The business of the Corporation shall be managed under the direction of the Board of Directors, which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.02. Number; Election; Qualification; Term.

(a) The Board of Directors shall consist of no fewer than 1 director and shall initially consist of 4 directors. The authorized number of Directors shall be as determined from time to time by amendment of this subsection. The term of office of a Director shall not be affected by any decrease in the authorized number of Directors.

(b) At the first annual meeting and at each subsequent annual meeting of the stockholders, except as otherwise provided in these Bylaws, the stockholders shall elect directors to serve until the next annual meeting or until their successors are elected and qualified.

(c) Unless by the terms of the action pursuant to which a director is elected any special condition or conditions must be fulfilled in order for him or her to be qualified, a person elected as a director shall be deemed to be qualified (1) upon his or her receipt of notice of election and his or her indication of acceptance thereof or (2) upon the expiration of ten days after notice of election is given to him or her without his or her having given notice of inability or unwillingness to serve.

(d) Each director shall hold office for a term that expires at the annual meeting of the stockholders next following his or her election, provided that if he or she is not re-elected and his or her successor is not elected and qualified at the meeting and there remains a vacancy in the Board of Directors, he or she shall continue to serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. A director may serve for any number of terms, consecutive or otherwise. Directors need not be stockholders of the Corporation.

Section 3.03. Vacancies. Whenever between annual meetings of the stockholders any vacancy exists in the Board of Directors by reason of death, resignation, removal or increase in the authorized number of directors or otherwise, it may be filled by majority vote of the remaining directors, even if such remaining directors be less than a quorum, or by the stockholders at a special meeting of the stockholders called for that purpose. A director so elected shall serve until the next annual meeting or until his or her successor is elected and qualified.

Section 3.04. Place of Meetings. Any meeting of the Board of Directors may be held either within or without the State of Delaware.

Section 3.05. Annual Meeting. There shall be an annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may be brought before the meeting. The annual meeting of the Board shall be held immediately following the annual meeting of the stockholders or any adjournment thereof, at the place where the annual meeting of the stockholders was held or at such other time and place as a majority of the Directors determine. If a quorum is then present, no notice of the meeting shall be necessary. If the annual meeting is not so held, it shall be called and held in the manner provided herein for special meetings of the Board or conducted pursuant to Section 3.11.

Section 3.06. Regular Meetings. Regular meetings of the Board of Directors, other than the annual meeting, may be held without notice at such times and places as the Board may have fixed by resolution.

Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the Chief Executive Officer or the

President, or upon the written request of a majority of directors then in office. Not less than one day’s notice of a special meeting shall be given by the Secretary to each director.

Section 3.08. Organization. The Chairman of the Board, if any, or in the absence of the Chairman of the Board, the President, shall preside over meetings of the Board of Directors. In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the Corporation shall act as secretary of the meeting. In his or her absence the presiding officer shall appoint another person to act as secretary of the meeting.

Section 3.09. Quorum. The presence of a majority of the number of Directors fixed by Section 3.02(a) shall be necessary to constitute a quorum for the transaction of business at a meeting of the Board of Directors. If less than a quorum is present, the directors present may from time to time, without notice other than announcement at the meeting, adjourn the meeting to another time or place until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice.

Section 3.10. Vote. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these Bylaws.

Section 3.11. Action in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all of the members of the Board or committee, as the case may be, consent thereto in writing (including electronic transmission), and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 3.12. Conference Call Meeting. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.13. Removal of Director. Any Director shall be subject to removal with or without cause at any time by the holders of a majority of the shares of capital stock then entitled to be voted at an election of Directors.

ARTICLE IV

COMMITTEES

Section 4.01. Committees of the Board. The Board of Directors may, by resolution passed by a majority of the directors in office, establish one or more committees, each committee to consist of one or more of the directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the power and authority of the Board of Directors for direction and supervision of the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. No such committee, however, shall have power or authority in reference to amending the Certificate of Incorporation or the Bylaws, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, electing a director or electing or removing an officer; and unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 4.02. Procedures; Minutes of Meetings. Each committee shall determine its rules with respect to notice, quorum, voting and the taking of action, provided that such rules shall be consistent with law, the rules in these Bylaws applicable to the Board of Directors and the resolution of the Board of Directors establishing the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE V

OFFICERS

Section 5.01. General. The Board of Directors shall elect the officers of the Corporation, which shall include a President, a Chief Executive Officer, a Secretary and such other officers, including a Chairman of the Board, as in the Board’s opinion are desirable for the conduct of the business of the corporation. Any two or more offices may be held by the same person, except the offices of President, Chief Executive Officer and Secretary may not be held by the same person.

Section 5.02. Powers and Duties. Each of the officers of the Corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his or her respective office as well as such powers and duties as from time to time may be conferred upon him or her by the Board.

Section 5.03. Term of Office; Removal and Vacancy. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal and shall be subject to removal with or without cause at any time by action of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.04. Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time be assigned by the Board of Directors.

Section 5.05. Power to Vote Stock. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer of the Corporation shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders or partners of any corporation or any partnership in which the Corporation may hold stock or partnership interests, as the case may be, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock or partnership interests at any such meeting, and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock or partnership interests. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 5.06. Chairman of the Board. If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and he or she shall have such other powers and as duties designated in these Bylaws and as from time to time may be assigned by the Board of Directors.

Section 5.07. President. The President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness, and other obligations in the name of the Corporation; unless the Board of Directors otherwise determines, he or she shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (should he or she be a director) of the Board of Directors; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned by the Board of Directors.

Section 5.08. Vice Presidents. In the absence of the Chairman of the Board, if any, or President or Chief Executive Officer, or in the event of their inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the Chairman of the Board, if any, or the President or Chief Executive Officer, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board, if any, or President or Chief Executive Officer. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the Chairman of the Board if any, or President or Chief Executive Officer, the Vice President who is senior in terms of the time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.

Section 5.09. Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which come into his or her hands. When necessary or proper, he or she may endorse, on behalf of the Corporation, for collection checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the Board of Directors, and he or she may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such other officer as is designated by the Board of Directors. Whenever required by the Board of Directors, the Treasurer shall render a statement of his or her cash account. The Treasurer shall enter or cause to be entered regularly in the books of the Corporation to be kept by him or her for that purpose full and accurate accounts of all moneys received and paid out on account of the Corporation; shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors; and shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form as the Board of Directors may require.

Section 5.10. Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may be assigned to him or her by the Board of Directors.

Section 5.11. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the stockholders in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the Corporation attest to all contracts of the Corporation and affix the seal of the Corporation thereto; may agree upon and execute all contracts and other obligations in the name of the Corporation, as directed by the Board of Directors; shall have charge of the transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times by open to inspection of any director upon application at the office of the Corporation during business hours; and shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.

Section 5.12. Assistant Secretary. Each Assistant Secretary shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may be assigned to him or her by the Board of Directors or the Secretary.

ARTICLE VI

CAPITAL STOCK

Section 6.01. Transfer of Stock. Shares of stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

Section 6.02. Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Corporate Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the words “Corporate Seal, Delaware.”

Section 7.02. Fiscal Year. The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the Corporation.

ARTICLE VIII

INDEMNIFICATION; TRANSACTIONS WITH INTERESTED PERSONS

Section 8.01.    Indemnification.

(a) Right to Indemnification and Advancement of Expenses. The Corporation shall, to the fullest extent required or permitted by applicable law —

(1) indemnify any person who is or was or is the personal representative of a deceased person who was, a director, officer, employee or agent of the Corporation (“Indemnified Parties”) against any liability asserted against him or her and incurred by him or her (a) by reason of the fact that he or she (or his or her testator or intestate) is serving or served in such capacity or at the request of the Corporation as a director, trustee, partner, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, or as fiduciary of an employee benefit plan or (b) arising out of his or her (or his or her testator’s or intestate’s) service or status as such; and

(2) advance costs or expenses reasonably incurred by an Indemnified Party in defending against such liability upon the Corporation’s receipt from the Indemnified Party of an undertaking to repay amounts so advanced if it is ultimately determined that such Indemnified Party is not entitled to be indemnified as authorized in this Section 8.01;

provided that, unless applicable law otherwise requires, indemnification shall be contingent upon a determination, by majority vote of a quorum of the Board of Directors consisting of disinterested directors or, if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that indemnification is proper in the circumstances because such Indemnified Party has met the applicable standard of conduct prescribed by Section 145 of the Delaware General Corporation Law.

(b) Non-exclusivity of Rights. The right to indemnification and advancement of expenses conferred in this Section 8.01 shall not be exclusive of any other right which any Indemnified Party may have or hereafter acquire under any statute, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(c) Appearance as Witness or Otherwise. The Corporation shall pay or reimburse expenses actually or reasonably incurred by an Indemnified Party by reason of such Indemnified Party’s position as a witness or other participant in a proceeding in which such Indemnified Party has not been named a defendant or respondent.

(d) Repeals or Amendments. No repeal or amendment of this section shall adversely affect any right or protection of an Indemnified Party with respect to any act or omission occurring prior to such repeal or amendment. Prior written notice of any repeal or amendment of this section shall be required to be given to all of the Officers of the Corporation in order to become effective.

Section 8.02. Transactions With Interested Persons. No contract or transaction between the Corporation and any of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which any of its directors or officers is a director or officer or has a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof at which the contract or transaction is authorized or solely because his or her vote is counted for such purpose, if —

(a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors are less than a quorum;

(b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

(c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders.

ARTICLE IX

NOTICES

Section 9.01. Notice. Whenever notice is required or permitted by these Bylaws to be given to any person, it may be either (a) oral and communicated in person, by telephone, or by radio, television or other form of voice communication, effective upon receipt by the person or (b) in writing communicated by being delivered by hand, by mail or by telegraph, teletype, facsimile or other form of record communication, effective upon receipt by the person or, if earlier, upon delivery at his or her address as registered in the records of the Corporation for purposes of notice-giving (“notice address”); provided that (1) notice of a meeting of the stockholders shall be in writing and (2) a written notice, if mailed first-class mail, postpaid and correctly addressed to a person at his or her notice address, shall be effective two days after its deposit by the sender in the United States mail.

Section 9.02. Waiver. Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at a meeting for which notice is required shall be deemed waiver of such notice unless such attendance is for the purpose of objecting, at the beginning of the meeting, to the transaction of business on the ground that the meeting is not lawfully called or convened.

ARTICLE X

AMENDMENT

These Bylaws may be amended or repealed, in any manner provided by the Delaware General Corporation Law, these Bylaws or by the Certificate of Incorporation.

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